UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2009
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 27, 2009, Coeur Alaska Inc. (the “Borrower”), a wholly-owned subsidiary of Coeur d’Alene Mines Corporation (the “Company”), entered into a $45.0 million secured term facility agreement (the “Credit Facility”) with Credit Suisse as arranger, security agent, facility agent and hedge provider, and the lender party thereto. The Credit Facility has a five-year term. Amounts may be borrowed under the Credit Facility to finance remaining construction at the Company’s Kensington mine located north of Juneau, Alaska. The Borrower’s obligations under the Credit Facility are secured by all of the Borrower’s assets and the land mineral rights and infrastructure at the Kensington mine, as well as a pledge of the shares of the Borrower owned by the Company and are guaranteed by the Company pursuant to two guarantee agreements also dated October 27, 2009 (the “Guarantees”).
     Borrowings under the Credit Facility will bear interest at a rate equal to LIBOR plus 5.0% per year.
      Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the credit facility are permissible, subject to certain conditions pertaining to minimum notice and minimum reduction amounts. In addition, voluntary prepayments and reductions are subject to payment of customary break costs. The Credit Facility requires the Borrower to establish accounts for loan disbursements, a debt service reserve, and project proceeds. The Borrower has pledged each of these accounts to Credit Suisse under account pledge agreements. In addition, pursuant to the Credit Facility, the Borrower has entered into a hedging arrangement with Credit Suisse designed to reduce cash flow volatility in the event of fluctuations in the price of gold.
     The Credit Facility contains affirmative and negative covenants that we believe are usual and customary for secured project finance facilities, including financial covenants that the Borrower’s debt to equity ratio shall not exceed 40% and that the ratio of project cash flow to debt service shall be at least 125%. Project covenants include covenants as to progress reports, performance of sales contracts, maintenance and management.
     The negative covenants include limitations (each of which is subject to customary exceptions for financings of this type) on the Borrower’s ability to grant liens, enter into mergers, pay dividends or other distributions or incur additional debt.
     The Credit Facility also contains customary events of default (subject to grace periods and exceptions).
     Under the Guarantees, the Company guarantees the Borrower’s liabilities under the Credit Facility and provides separate guarantees of up to $65.7 million in capital expenditures related to construction and $5.0 million in cost overruns.
     Copies of the Credit Facility and the Guarantees are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The descriptions of the Credit Facility and the Guarantees are summaries only and are qualified in their entirety by the terms of the Credit Facility and the Guarantees.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 in its entirety by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit 10.1	Term Facility Agreement, dated October 27, 2009, among Coeur Alaska Inc. as Borrower, Credit Suisse as Arranger, Security Agent, Facility Agent and Hedge Provider and the lender party thereto

Exhibit 10.2	Guarantee and Indemnity, dated October 27, 2009, between Coeur d’Alene Mines Corporation as Guarantor and Credit Suisse as Security Agent

Exhibit 10.3
Capital Expenditure and Cost Overrun Guarantee and Indemnity, dated October 27, 2009, among Coeur d’Alene Mines Corporation as Guarantor, Coeur Alaska Inc. as Borrower, and Credit Suisse as Security Agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: November 2, 2009	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

Exhibit Index

Exhibit 10.1	Term Facility Agreement, dated October 27, 2009, among Coeur Alaska Inc. as Borrower, Credit Suisse as Arranger, Security Agent, Facility Agent and Hedge Provider and the lender party thereto

Exhibit 10.2	Guarantee and Indemnity, dated October 27, 2009, between Coeur d’Alene Mines Corporation as Guarantor and Credit Suisse as Security Agent

Exhibit 10.3
Capital Expenditure and Cost Overrun Guarantee and Indemnity, dated October 27, 2009, among Coeur d’Alene Mines Corporation as Guarantor, Coeur Alaska Inc. as Borrower, and Credit Suisse as Security Agent

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